Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis	Liolios Group, Inc.
	Chief Financial Officer	Scott Liolios or Matt Glover
	Phone: 201-996-9000	Phone: 949-574-3860
	ned@id-systems.com	info@liolios.com

I.D. Systems Reports Record Fourth Quarter and Full Year 2011 Revenues;

Fourth Quarter Non-GAAP Net Income Increases to $0.07 per Share

Woodcliff Lake, NJ, March 1, 2012—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2011.

Q4 2011 Financial Results

•	Revenue increased 64% to a record $11.8 million from $7.2 million in the same period a year ago, due primarily to increased sales of wireless asset management systems for fleets of rental cars, trailers, and industrial trucks. Recurring revenue in Q4 2011 was $4.1 million, or 35% of total revenue.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net income was $830,000, or $0.07 per basic and diluted share, compared to non-GAAP net loss of $1.3 million, or ($0.12) per basic and diluted share, in the same year-ago period.

•	Net loss was $18,000, or $0.00 per basic and diluted share, compared to net loss of $2.7 million, or ($0.24) per basic and diluted share, in the fourth quarter of 2010.

Full Year 2011 Financial Results

•	Revenue increased 52% to a record $39.3 million from $25.9 million in 2010. Recurring revenue in 2011 was $16.4 million, or 42% of total revenue.

•	Selling, general and administrative expenses and research and development expenses decreased $2.3 million or 8% to $25.5 million from $27.8 million in 2010, due to cost reduction measures initiated by management at the end of 2010.

•	Gross margin in 2011 was 52%, exceeding the company’s target.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $485,000, or ($0.04) per basic and diluted share, compared to non-GAAP net loss of $8.6 million, or ($0.77) per basic and diluted share, in 2010.

•	Net loss was $4.0 million, or ($0.36) per basic and diluted share, a substantial improvement from a net loss of $12.6 million, or ($1.12) per basic and diluted share, in 2010.

•	As of December 31, 2011, the company had $25.4 million in cash, cash equivalents and marketable securities, equating to $2.10 per share outstanding, and no debt.

Results for both the fourth quarter and full year include the income tax benefit of $390,000 from the sale of a portion of the company’s New Jersey net operating losses, under the state’s Technology Business Tax Certificate Transfer Program, which allows qualified New Jersey-based technology businesses to sell unused amounts of net operating loss carryforwards and research and development tax credits for cash.

Q4 2011 Operational Highlights

•	Strong repeat business across all major product categories from core customers, including Avis Budget Group, Caterpillar, Deere, Ford Motor Company (North America and Europe), Forward Air, Kellogg, Koch Companies, Marten Transportation, Nestlé, Procter & Gamble, Star Leasing, the U.S. Postal Service, Walgreens, and Walmart.

•	Continued strong growth of channel partner sales, resulting in a diverse range of new end-users of I.D. Systems’ solutions, including a leading U.S. brewer, a U.S. sporting goods retailer, a major U.K. tea supplier, one of North America’s largest third-party logistics providers, one of the world's biggest book publishers, one of the world’s leading providers of medical products and services, a Fortune 100 food and drug retailer, and a Global 500 appliance manufacturer.

•	New customers from direct sales efforts, including a U.K.-based Global 500 consumer packaged goods manufacturer, a diversified North American provider of transportation and logistics services, and a U.S.-based Fortune 500 food producer.

Management Commentary

“We achieved our goals for 2011,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “Our top line revenue and sustained cost controls were particularly gratifying. Q4 2011 was our sixth consecutive quarter of revenue growth and we set new revenue records for both the quarter and the year. At the same time, we reduced core overhead costs 8% year-over-year. These achievements contributed to a breakeven fourth quarter on a GAAP basis, and a sequential increase in non-GAAP net income from $0.06 per share in the third quarter of 2011 to $0.07 per share in the fourth quarter.

“Due in large part to the ongoing service contracts managed by our Asset Intelligence subsidiary, our recurring revenue was more than 40% of total revenue for the year and our gross margin held strong at 52%.

“With this positive momentum going into 2012,” concluded Jagid, “we remain committed to executing our growth strategy—broadening business with core customers, diversifying revenue sources by winning new customers, particularly through channel partners, and continuing to extend our market leadership with product and service innovations, vertical market focus, and international expansion.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, March 1, 2012, at 4:45 p.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on 2011 results and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

— Tables Follow —

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
		2011		2011
	2010	(Unaudited)	2010	(Unaudited)
Revenues:
Product revenues	$3,089,000	$7,775,000	$9,483,000	$22,450,000
Service revenues	4,145,000	4,066,000	16,378,000	16,842,000
	7,234,000	11,841,000	25,861,000	39,292,000
Cost of revenues:
Cost of products	1,730,000	4,504,000	5,077,000	12,863,000
Cost of services	1,472,000	1,329,000	6,363,000	5,860,000
	3,202,000	5,833,000	11,440,000	18,723,000

Gross profit	4,032,000	6,008,000	14,421,000	20,569,000

Selling, general and administrative expenses	5,739,000	5,505,000	23,326,000	21,995,000
Research and development expenses	1,067,000	931,000	4,429,000	3,534,000
Operating loss	(2,774,000)	(428,000)	(13,334,000)	(4,960,000)
Interest income	100,000	83,000	675,000	243,000
Interest expense	—	—	(56,000)	—
Other income (expense)	10,000	(63,000)	104,000	287,000
Net loss before income tax	(2,664,000)	(408,000)	(12,611,000)	(4,430,000)
Income tax benefit	—	390,000	—	390,000

Net loss	$(2,664,000)	$(18,000)	$(12,611,000)	$(4,040,000)

Net loss per share – basic and diluted	$(0.24)	$(0.00)	$(1.12)	$(0.36)

Weighted average common shares outstanding – basic and diluted	11,263,000	11,734,000	11,239,000	11,162,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2011	December 31, 2010	December 31, 2011

Net loss	$(2,664,000)	$(18,000)	$(12,611,000)	$(4,040,000)
Depreciation expense and amortization of intangible assets	988,000	571,000	2,435,000	2,367,000
Stock-based compensation expense	376,000	277,000	1,558,000	1,188,000
Non-GAAP net income (loss)	$(1,300,000)	$830,000	$(8,618,000)	$(485,000)
Non-GAAP net income (loss) per basic and diluted share	$(0.12)	$0.07	$(0.77)	$(0.04)

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2010	December 31, 2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$14,491,000	$8,386,000
Investments – short term	4,565,000	6,904,000
Restricted cash	—	300,000
Accounts receivable, net	7,044,000	7,947,000
Note and lease receivable – current	353,000	1,217,000
Inventory, net	7,295,000	8,114,000
Deferred costs – current	1,159,000	1,950,000
Prepaid expenses and other current assets	1,264,000	2,192,000
Deferred tax asset – current	—	390,000
Total current assets	36,171,000	37,400,000

Investments – long term	9,364,000	9,779,000
Note and lease receivable – less current portion	839,000	4,101,000
Deferred costs – less current portion	2,978,000	1,916,000
Fixed assets, net	3,853,000	3,092,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	5,571,000	4,399,000
Other assets	272,000	307,000
	$60,885,000	$62,831,000

LIABILITIES
Accounts payable and accrued expenses	$9,141,000	$9,482,000
Deferred revenue, current	2,186,000	3,090,000
Total current liabilities	11,327,000	12,572,000
Deferred rent	199,000	327,000
Deferred revenue, less current portion	4,614,000	4,332,000
Total liabilities	16,140,000	17,231,000

STOCKHOLDERS' EQUITY
Preferred stock: authorized 5,000,000 shares; none issued	—	—
Common stock: 50,000,000 shares authorized; 12,491,000 and 12,553,000 shares issued at December 31, 2010 and 2011, respectively; 11,242,000 and 12,062,000 shares outstanding at December 31, 2010 and 2011, respectively	121,000	121,000
Additional paid-in capital	105,156,000	101,766,000
Accumulated deficit	(49,470,000)	(53,510,000)
Accumulated other comprehensive loss	(37,000)	(49,000)
	55,770,000	48,328,000
Treasury stock, at cost	(11,025,000)	(2,728,000)
Total stockholders’ equity	44,745,000	45,600,000
Total liabilities and stockholders’ equity	$60,885,000	$62,831,000

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

	Year Ended December 31,
	2010	2011
		(Unaudited)
Cash flows from operating activities:
Net loss	$(12,611,000)	$(4,040,000)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation expense	1,558,000	1,188,000
Depreciation and amortization	2,435,000	2,367,000
Deferred rent expense	188,000	128,000
Bad debt reserve	65,000	275,000
Deferred income tax benefit	—	(390,000)
Issuance of warrants	—	137,000
Changes in:
Restricted cash	—	(300,000)
Accounts receivable	(611,000)	(1,240,000)
Note and lease receivable	199,000	(4,126,000)
Inventory	2,428,000	(819,000)
Prepaid expenses and other assets	149,000	(963,000)
Deferred costs	(3,442,000)	271,000
Deferred revenue	4,454,000	622,000
Accounts payable and accrued expenses	1,593,000	293,000
Net cash used in operating activities	(3,595,000)	(6,597,000)
Cash flows from investing activities:
Purchase of fixed assets	(1,459,000)	(434,000)
Business acquisition	(15,000,000)	—
Purchase of investments	(15,330,000)	(7,196,000)
Proceeds from sales and maturities of investments	42,107,000	4,434,000
Net cash provided by (used in) investing activities	10,318,000	(3,196,000)
Cash flows from financing activities:
Proceeds from sale of stock to Avis	—	4,605,000
Proceeds from exercise of stock options	3,000	35,000
Principal payments on line of credit	(11,638,000)	—
Purchase of treasury shares	(99,000)	(1,050,000)
Net cash provided by (used in) financing activities	(11,734,000)	3,590,000
Effect of foreign exchange rate changes on cash and equivalents	21,000	98,000
Net decrease in cash and cash equivalents	(4,990,000)	(6,105,000)
Cash and cash equivalents - beginning of period	19,481,000	14,491,000
Cash and cash equivalents - end of period	$14,491,000	$8,386,000

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